UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Equity Compensation Plan

At Thermo Fisher Scientific Inc.’s (the “Company”) annual meeting of stockholders on May 22, 2013, the stockholders approved the 2013 Stock Incentive Plan (the “2013 Stock Plan”). The Company’s Board of Directors had previously adopted the 2013 Stock Plan, subject to stockholder approval. The 2013 Stock Plan, which is administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), permits us to grant to our employees awards based on shares of our common stock, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards. Subject to adjustment in the event of changes in capitalization, the maximum number of shares of our common stock that may be issued under the 2013 Stock Plan is 22,000,000. The 2013 Stock Plan contains the following sub-limits for awards granted thereunder: the maximum number of shares of our common stock with respect to which (a) awards other than options and SARs may be granted is 11,000,000, (b) awards may be granted to non-employee directors is 1,200,000 and (c) awards may be granted to any one participant is 2,000,000 per year. The 2013 Stock Plan has a term of ten years.

For a more detailed description of the 2013 Stock Plan, see Proposal Three of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2013. A copy of the 2013 Stock Plan is attached as Appendix A to the Proxy Statement and is filed as Exhibit 10.1 to this Current Report on Form 8-K.

New Incentive Compensation Plan

Also on May 22, 2013, at the Company’s annual meeting of stockholders, the stockholders approved the 2013 Annual Incentive Award Plan (the “2013 Incentive Plan”). The Company’s Compensation Committee had previously adopted the 2013 Incentive Plan, subject to stockholder approval. The 2013 Incentive Plan, which is administered by the Compensation Committee, provides for the payment of annual cash incentive compensation for the persons designated as executive officers of the Company, based on the achievement of pre-established performance goals. The 2013 Incentive Plan requires that, no later than ninety days after the beginning of each calendar year, the Compensation Committee (i) select executive officers eligible to participate in the 2013 Incentive Plan for that year; (ii) determine the performance goals that must be achieved in order for awards to be paid under the 2013 Incentive Plan; and (iii) determine the total amount which may be available for payout to eligible employees based upon the relative level of attainment of the selected performance goals. The 2013 Incentive Plan specifies the objective business criteria that the performance goals are required to be based upon. Prior to the payment of awards, the Compensation Committee must certify that the applicable performance goals have been attained. The maximum payment to any eligible employee under the 2013 Incentive Plan for any year will be $5,000,000.

For a more detailed description of the 2013 Incentive Plan, see Proposal Four of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 9, 2013. A copy of the 2013 Incentive Plan is attached as Appendix B to the Proxy Statement and is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

Also on May 22, 2013, at the Company’s annual meeting of stockholders, the stockholders of the Company voted on the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors for a one-year term expiring at the 2014 annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
C. Martin Harris	286,729,047	9,661,241	347,878	23,035,729
Judy C. Lewent	288,801,966	6,852,791	1,083,409	23,035,729
Jim P. Manzi	288,730,664	7,664,278	343,224	23,035,729
Lars R. Sorensen	286,565,303	9,829,828	343,035	23,035,729
Elaine S. Ullian	287,708,296	8,692,427	337,443	23,035,729
Marc N. Casper	289,532,526	6,865,781	339,859	23,035,729
Nelson J. Chai	287,545,735	8,844,936	347,495	23,035,729
Tyler Jacks	288,135,348	7,510,247	1,092,571	23,035,729

Following the annual meeting, Thomas J. Lynch, William G. Parrett and Scott M. Sperling, having terms expiring in 2014, continued in office.

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	286,712,031
Against:	9,365,752
Abstain:	660,383
Broker Non-Votes:	23,035,729

3.	The Thermo Fisher Scientific 2013 Stock Incentive Plan was approved.

For:	278,183,816
Against:	17,825,735
Abstain:	728,615
Broker Non-Votes:	23,035,729

4.	The Thermo Fisher Scientific 2013 Annual Incentive Plan was approved.

For:	291,686,573
Against:	4,592,889
Abstain:	458,704
Broker Non-Votes:	23,035,729

5.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013 was ratified.

For:	314,009,198
Against:	5,362,778
Abstain:	401,919

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan

10.2	Thermo Fisher Scientific Inc. 2013 Annual Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 23rd day of May, 2013.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan

10.2	Thermo Fisher Scientific Inc. 2013 Annual Incentive Award Plan